Exhibit 99.1

Contact:
Joshua T. Brumm
Executive Vice President, Finance
Phone: 408-215-3311

Ramses Erdtmann
Vice President of Investor Relations
Phone: 408-215-3325

Pharmacyclics Announces Date of Financial Results for Three and
Six Months Ended December 31, 2012 and Conference Call

SUNNYVALE, CA, February 7, 2013

Pharmacyclics, Inc. (the “Company”) (Nasdaq: PCYC) today announced that it will report financial results and recent developments for its three and six months ended December 31, 2012  after the NASDAQ Market closes on Thursday, February 14, 2013.  The Company will conduct a conference call and audio webcast at 4:30 p.m ET on the same day. As previously announced, the Company changed its fiscal year end from June 30 to December 31, effective December 31, 2012. As a result, the six months ended December 31, 2012 represent a transition period, with the next fiscal year covering the period from January 1, 2013 through December 31, 2013.

Conference call and webcast details:

Date: February 14, 2013
Time: 4:30 PM ET
Listen via Internet: http://ir.pharmacyclics.com/events.cfm
Toll-free: (877)-407-0778
International: (201)-689-8565

Replay Number (Toll Free): (877)-660-6853
Replay Number (International): (201)-612-7415
Conference ID #: 409002

A webcast replay will be available on the Pharmacyclics website for 30 days.

About Pharmacyclics
Pharmacyclics® is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of cancer and immune mediated diseases. Our mission and goal is to build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life and resolve serious unmet medical healthcare needs; and to identify promising product candidates based on scientific development and administrational expertise, develop our products in a rapid, cost-efficient manner and pursue commercialization and/or development partners when and where appropriate.

Presently, Pharmacyclics has three product candidates in clinical development and several research molecules in lead optimization. We are committed to high standards of ethics, scientific rigor, and operational efficiency as we move each of these programs to viable commercialization.

The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.